Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES IT HAS ENTERED INTO A TRANSACTION SUPPORT AGREEMENT WITH LENDERS HOLDING APPROXIMATELY 99% OF THE COMPANY’S TERM LOANS TO EFFECTUATE EXCHANGE, AMENDMENT AND MATURITY EXTENSION TRANSACTIONS
The Transactions Contemplated by the Agreement Would (a) Reduce the Company’s Current Outstanding Debt Obligations from an aggregate principal amount of $231 Million to, collectively, (i) an up to $110 Million Term Loan, (ii) an up to $50 Million Non-Interest Bearing Exit Fee and (iii) a $12.5 Million Super Senior Credit Facility, (b) Decrease the Company’s Annual Cash and PIK Interest by Approximately $18 million1, (c) Extend the Maturity Date of the Term Loan by Five Years, (d) Grant Equity to Lenders, and (e) Grant Warrants to Shareholders
Luxembourg, December 16, 2024 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today announced that it entered into a binding transaction support agreement (the “Agreement”) with lenders holding approximately 99% of the Company’s term loans (the “Existing Term Loans”) that set forth the principal terms of, among other things, a proposed exchange, amendment and maturity extension transaction of the Company’s Existing Term Loans. The Company also executed a commitment letter and term sheet for a $12.5 million super senior credit facility to fund transaction costs and for general corporate purposes. The Company is engaged in outreach with the remaining lenders seeking to obtain their consent to the Agreement.
The key anticipated benefits of the transactions contemplated by the Agreement would be as follows:
•Reduces the Company’s current outstanding debt obligations by an aggregate of $58 million, or 25%, to $172.5 million (at transaction closing), comprised of (i) an up to $110 million interest-bearing first lien loan (the “New Debt”), (ii) an up to $50 million non-interest-bearing exit fee associated with the New Debt to be paid at maturity or any voluntary or mandatory prepayment of the New Debt (the “Exit Fee” and collectively with the New Debt, “New Facility”) and (iii) a $12.5 million super senior credit facility (the “Super Senior Facility”); any prepayments of the New Facility are applied on a pro rata basis to the New Debt and the Exit Fee
•Reduces the Company’s annual cash and paid-in-kind (“PIK”) interest on outstanding debt obligations by approximately $18 million1; cash interest reduced by approximately $9 million and PIK interest reduced by approximately $9 million1; the interest rate on the New Debt and the Super Senior Facility is SOFR + 6.50% (approximately 10.9% today2); the interest rate on the Existing Term Loans is SOFR + 8.75%
•Extends the maturity date under the New Facility by five years to April 30, 2030 (compared to the April 30, 2025 maturity date under the Existing Term Loans, with a possible extension by 12 months, subject to certain conditions)
•Provides lenders under the New Facility with approximately 57.9 million common shares of Altisource, representing 63.5% of the pro forma outstanding shares of Altisource immediately following the transaction
•Grants pre-transaction Altisource shareholders, penny warrant holders, and restricted stock unit holders, as of a defined record date preceding the closing of the transactions, (the “Stakeholders”) warrants to purchase approximately 115 million common shares of Altisource at an exercise price of $1.20 per share (the “Stakeholder Warrants”), potentially reducing dilution from the common shares to be granted to the lenders under the Agreement; Stakeholders are expected to receive warrants to purchase approximately 3.25 shares of Altisource common stock for each share of or right to common stock held

“I am pleased that we executed the Transaction Support Agreement to exchange, amend and extend our senior secured term loan facility. We have improved Altisource’s Net Cash Used in Operating Activities by more than $55 million since 20213. The transactions contemplated by the Agreement would significantly strengthen Altisource’s balance sheet which, combined with the Company’s improving financial performance, is aimed to stabilize the Company and position it for sustainable long-term growth and value creation,” said Chairman and Chief Executive Officer William B. Shepro.
The transactions described in this press release and contemplated by the Agreement and the Super Senior Facility remain subject to certain terms and conditions, negotiation of, agreement upon and execution of definitive agreements, and Company Board of Directors and shareholder approvals, as necessary.
The Company has also posted a presentation to the Investor Relations section of its website providing additional information. The descriptions herein of the Agreement and the Super Senior Facility are not complete, and the description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit to Altisource’s Form 8-K filed with the Securities and Exchange Commission on December 17, 2024.
Paul Hastings LLP served as counsel to Altisource and Cantor, Fitzgerald & Co served as investment banker to Altisource on the transactions. Davis Polk & Wardwell LLP served as counsel to an ad hoc group of lenders.
1.Reduction in annual cash interest is based on SOFR of 4.36% as of December 12, 2024 and the anticipated outstanding balance on the Existing Term Loans as of December 31, 2024. Reduction in annual PIK interest is based on anticipated PIK interest expense in 2025 under the Existing Term Loans, which includes quarterly compounding of PIK interest. Actual cash interest reduction versus existing loan terms will vary based on actual SOFR rate
2.Based on SOFR of 4.36% as of December 12, 2024
3.Based on annualized year-to-date September 2024 Net Cash Used in Operating Activities compared to 2021 Net Cash Used in Operating Activities
Webcast
Altisource will host a conference call at 8:30 a.m. EST on December 17, 2024 to discuss the potential transactions contemplated by the Agreement. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
Disclaimer
This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States or any other jurisdiction. No offer of securities shall be made absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition, including without limitation, statements relating to the Company’s entry into definitive documentation and consummating the transactions contemplated by the Agreement, as well as the number of shares for which the Shareholder Warrants may be exercisable. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our debt agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and the risks and uncertainties related to completion of the transactions described in this press release and contemplated by the Agreement on the anticipated terms or at all, including the negotiation of and entry into the definitive agreements and the satisfaction of the closing conditions of such definitive agreements, including the obtaining of the required shareholder approvals. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events, except as required by law.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.
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